SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (date of earliest event reported): May 3, 2005



                               CEL-SCI CORPORATION
                           ---------------------------
             (Exact name of Registrant as specified in its charter)



     Colorado                           1-11889                84-0916344
--------------------              ------------------       ------------------
(State or other jurisdiction     (Commission File No.)       (IRS Employer
      of incorporation)                                     Identification No.)


                              8229 Boone Blvd. #802
                                Vienna, VA 22182
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460
                                                           ---------------




                                       N/A
             -----------------------------------------------------
          (Former name or former address if changed since last report)

Item 4.01   Change in Registrant's Certifying Accountant

      On May 3, 2005 the Company retained BDO Seidman, LLP to act as the Company's independent certified public accountants.

      The change in the Company's auditors was recommended and approved by the Company's board of directors and audit committee.

      During the two most recent fiscal years and subsequent interim period ending May 3, 2005 the Company did not consult with BDO Seidman, LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any matter that was the subject of a disagreement or a reportable event as defined in the regulations of the Securities and Exchange Commission.

      BDO Seidman, LLP has reviewed the disclosures contained in this 8-K report. The Company has advised BDO Seidman, LLP that it has the opportunity to furnish the Company with a letter addressed to the Securities and Exchange Commission concerning any new information, clarifying the Company's disclosures herein, or stating any reason why BDO Seidman, LLP does not agree with any statements made by the Company in this report. BDO Seidman, LLP has advised the Company that nothing has come to its attention which would cause it to believe that any such letter was necessary.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 3, 2005
                                      CEL-SCI CORPORATION

                                      By:   /s/ Patricia B. Prichep
                                            ------------------------------
                                            Patricia B. Prichep,
                                            Senior Vice President of Operations